                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




                Date of Report (Date of earliest event reported):
                                DECEMBER 19, 1997




                            BRADLEY REAL ESTATE, INC.
             (Exact name of Registrant as specified in its charter)



         MARYLAND                     1-10328                   04-6034603
(State or other jurisdiction     (Commission File            (I.R.S. Employer
      of incorporation)               Number)                Identification No.)





                 40 SKOKIE BOULEVARD, NORTHBROOK, ILLINOIS 60062
             (Address of principal executive offices and zip code)




               Registrant's telephone number, including area code:
                                 (847) 272-9800

Item 5.           Other Events.

         Bradley Real Estate, Inc. (the "Company") files this Form 8-K report that contains a combined financial statement for certain acquisition properties, consistent with Regulation S-X, Rule 3-14. This combined financial statement, along with the combined financial statements filed by the Company on Form 8-K dated September 30, 1997 accounts for over 50% of the aggregate acquisition costs of a series of properties acquired ("Acquisition Properties") during the period January 1, 1997 through December 19, 1997 or which it is probable that the Company will acquire. (See Item 7.)

         During this period, 20 shopping centers were acquired for a total acquisition price of approximately $150.9 million. In addition, as of December 19, 1997, the Company has entered into contracts for the purchase of an additional six shopping centers in separate transactions for an estimated total acquisition price of approximately $44,722,000. Although the Company deems such acquisitions as probable, there can be no assurance that the acquisition of any of such properties will be consummated, or that the acquisition price will approximate those currently estimated. No one acquisition or group of related acquisitions was in itself significant, but in the aggregate such acquisition costs exceeded 10% of the total assets of the Company and its subsidiaries consolidated at December 31, 1996. Consideration paid for such acquisitions included cash (provided primarily from the Company's bank line of credit), assumption of mortgage indebtedness and the issuance of Limited Partner Units in Bradley Limited Operating Partnership (the "Operating Partnership") of which the Company is the sole general partner. Also, during the period, three shopping centers were sold.

         The dates, shopping centers acquired or disposed of and the approximate acquisition cost or net sales proceeds for the respective centers are as follows:

Acquisitions:

     DATE                                   PROPERTY                               APPROXIMATE ACQUISITION COST

January 1, 1997                 Martin's Bittersweet Plaza, Mishawaka, IN                 $      4,831,000
January 1, 1997                *Roseville Center, Roseville, MN                                  5,439,000
January 21, 1997               *Warren Plaza, Dubuque, IA                                        5,989,000
April 28, 1997                 *Spring Village, Davenport, IA                                    4,561,000
June 19, 1997                   Davenport Retail, Davenport, IA                                  5,625,000
July 1, 1997                   *Fairhills Shopping Center, Springfield, IL                       6,991,000
July 1, 1997                   *Parkway Pointe, Springfield, IL                                  3,996,000
July 1, 1997                   *Sangamon Center North, Springfield, IL                           9,761,000
July 1, 1997                   *Burlington Plaza West, Burlington, IA                            5,296,000
July 1, 1997                   *Holiday Plaza, Cedar Falls, IA                                   2,775,000
July 31, 1997                  *County Line Mall, Indianapolis, IN                              16,310,000
August 1, 1997                  Parkwood Plaza, Urbandale, IA                                    8,648,000
August 25, 1997                 Madison Plaza, Madison, WI                                       8,306,000
August 29, 1997                 Liberty Corners, Liberty, MO                                     7,107,000
October 31, 1997               *Westchester Square, Lenexa, KS                                  13,115,000
November 14, 1997               Sterling Bazaar, Peoria, IL                                      6,600,000
November 14, 1997               Wardcliffe Center, Peoria, IL                                    2,319,000
December 10, 1997              *Elk Park, Elk River, MN                                         15,952,000
December 10, 1997              *Central Valu, Columbia Heights, MN                               8,542,000
December 10, 1997              *Westview Valu, St. Paul, MN                                      8,762,000
                                                                                             -------------
                                                                                              $150,925,000
                                                                                             =============

Probable Acquisitions:


                   PROPERTY                               ESTIMATED ACQUISITION COST
     Baken Plaza, Rapid City, SD                                  $9,486,000
     Mid State Plaza, Salina, KS                                   5,406,000
     Rainbow, Rochester, MN                                        4,539,000
     Sagamore Park, West Lafayette, IN                             7,446,000
     Southgate Shopping Center, Des Moines, IA                     4,692,000
     Spring Mall, Greenfield, WI                                  13,153,000
                                                                 -----------
                                                                 $44,722,000
                                                                 ===========

Dispositions:

       DATE                              PROPERTY                           APPROXIMATE SALES PROCEEDS

March 13, 1997                 Hood Commons, Derry, NH                           $   11,300,000
August 8, 1997                 Meadows Town Mall, Rolling Meadows, IL                 5,900,000
October 1, 1997                Augusta Plaza, Augusta, ME                             2,400,000
                                                                                 --------------
                                                                                 $   19,600,000
                                                                                 ==============

         Properties designated with an asterisk (*) are properties included within the Acquisition Properties for which the combined financial statement accompanies this report or was included in a Form 8-K dated September 30, 1997. Additionally, Acquisition Properties include Santa Fe Square in Olathe, Kansas, which was acquired for $9,099,000 on December 27, 1996. None of such Acquisition Properties was acquired from a related party of the Company or its consolidated subsidiaries. Factors considered by the Company in assessing the acquisition price for each of the properties included its location and tenant mix, including opportunities for retenanting and remodeling consistent with the Company's experience as a shopping center operator; its current net operating income and the prospect for increased income in the short and long range future; capitalization rates for shopping center properties of the type acquired, in the Midwest area of the United States generally and in the locality in which the property is located; current operating costs and the possibility of effecting property-level operating efficiencies as a result of the Company's ownership of a significant number of shopping centers in the Midwest; and the differential between the Company's cost of capital in acquiring the property and the property's current and potential net operating income. After reasonable inquiry, the Company is not aware of any material factors relating to any specific property included within the Acquisition Properties other than those discussed in the preceding sentence that would cause the reported financial information not to be necessarily indicative of future operating results.

Senior Notes Offering

         On November 24, 1997, the Operating Partnership issued $100 million, 7%, seven-year senior unsecured notes maturing on November 15, 2004. The effective rate of the offering, reflecting costs associated with certain hedging transactions, is approximately 7.18%. The proceeds from the offering were used to prepay the $100 million REMIC financing originally made to Tucker Properties Corporation and assumed by the Company as part of its acquisition of Tucker in March 1996.

New Line of Credit Facility

         On December 23, 1997, the Operating Partnership entered into a new $200 million unsecured revolving credit facility with a syndicate of banks lead by The First National Bank of Chicago and BankBoston N.A., replacing the previous $150 million unsecured line of credit. The new line bears interest at a rate equal to the lower of (i) the base rate, (ii) a spread over the London Interbank Offering Rate ("LIBOR") ranging from 0.70% to 1.25% depending on the credit rating assigned by national credit rating agencies, or (iii) a competitive bid rate solicited from the syndicate of banks. Based on the Operating Partnership's current credit ratings assigned by Standard & Poor's Investment Services ("Standard & Poor's") and Moody's Investors Service ("Moody's"), the spread over LIBOR is 1.00%. Additionally, there is a facility fee currently equal to $300,000 per annum. In the event the current credit ratings were downgraded by either Standard & Poor's or Moody's, the facility fee would increase to $500,000 per annum, and the spread over the base rate would increase by 0.25% and the spread over LIBOR would increase to 1.25%. The new line of credit is guaranteed by the Company, and matures in December 2000. The facility is available for the acquisition, development, renovation and expansion of new and existing properties, working capital and general business purposes.

         The line of credit contains certain financial and operational covenants that, among other provisions, limit the amount of secured and unsecured indebtedness the Company may have outstanding at any time, and provide for the maintenance of certain financial tests including minimum net worth and debt service coverage requirements. The Company believes that such covenants will not adversely affect the Company's business or the operation of its properties.

Item 7.      Financial Statements, Pro Forma Financial Information and Exhibits

         The following financial statements and pro forma financial information accompany this report.

         (a)  Financial Statements - Certain Acquisition Properties (as defined)

                  Independent Auditors' Report

                  For the Period January 1, 1997 through September 30, 1997 (unaudited) and for the Year Ended December 31, 1996

                           Combined Statement of Revenues and Certain Expenses

                           Notes to Combined Statement of Revenues and Certain Expenses

         (b)      Pro Forma Financial Information - Bradley Real Estate, Inc.

                  Pro Forma Condensed Consolidated Balance Sheet

                           September 30, 1997 (unaudited)

                  Pro Forma Condensed Consolidated Statements of Income

                           For the nine months ended September 30, 1997
                           (unaudited)

                           For the year ended December 31, 1996 (unaudited)

         (c)      Exhibits
                  23.1 Consent of KPMG Peat Marwick LLP

                  99.1 Unsecured Revolving Credit Agreement dated as of December 23, 1997 among Bradley Operating Limited Partnership ("BOLP"), as Borrower and The First National Bank of Chicago, BankBoston, N.A.. and certain other banks, as Lenders, and The First National Bank of Chicago, as Administrative Agent and BankBoston, N.A., as Documentation Agent and Bank of America National Trust & Savings Association and Fleet National Bank as Co-Agents.

                  99.2  Form of Note dated December 23, 1997 issued by BOLP.

                  99.3 Form of Competitive Bid Note dated December 23, 1997 issued by BOLP.

                  99.4 Form of Guaranty made as of December 23, 1997 by Bradley Financing Partnership and Bradley Real Estate, Inc. for the benefit of The First National Bank of Chicago.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  BRADLEY REAL ESTATE, INC.
                                  (Registrant)


                                  By:  /s/ Irving E. Lingo, Jr.
                                       --------------------------
Date:  December   19, 1997             Irving E. Lingo, Jr.
                                       Chief Financial Officer

                          INDEPENDENT AUDITORS' REPORT


     The Board of Directors
     Bradley Real Estate, Inc.:


     We have audited the accompanying combined statement of revenues and certain expenses (defined as operating revenues less direct operating expenses) of Certain Acquisition Properties (as defined) for the year ended December 31, 1996. This combined financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this combined financial statement based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined statement of revenues and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the combined statement of revenues and certain expenses. We believe that our audit provides a reasonable basis for our opinion.

     The accompanying combined statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in a Form 8-K of Bradley Real Estate, Inc. as described in note 2. The presentation is not intended to be a complete presentation of Certain Acquisition Properties' (as defined) revenues and expenses.

     In our opinion, the combined statement of revenues and certain expenses presents fairly, in all material respects, the combined revenues and certain expenses, as described in note 2, of Certain Acquisition Properties (as defined) for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

                                           KPMG Peat Marwick LLP





     Chicago, Illinois
     December 15, 1997

CERTAIN ACQUISITION PROPERTIES (AS DEFINED)

Combined Statement of Revenues and Certain Expenses

Nine Months ended September 30, 1997 (unaudited) and Year ended
December 31, 1996 (audited)



                                                         Nine Months
                                                            Ended               Year
                                                      September 30, 1997       Ended
                                                         (unaudited)      December 31, 1996
                                                      ------------------  ------------------
Revenues:
    Base rental income                                   $3,167,899             3,893,110
    Operating expense and real estate tax recoveries      1,434,486             1,587,894
    Other income                                            127,410                35,481
-------------------------------------------------------------------------------------------

Total revenues                                            4,729,795             5,516,485
-------------------------------------------------------------------------------------------

Certain expenses:
    Real estate taxes                                     1,143,803             1,202,219
    Operating expenses                                      467,318               561,151
    Utilities                                                82,589                84,303
    Insurance                                                74,963                73,856
-------------------------------------------------------------------------------------------

Total expenses                                            1,768,673             1,921,529
-------------------------------------------------------------------------------------------

Excess of revenues over certain expenses                 $2,961,122             3,594,956
===========================================================================================

See accompanying notes to combined statement of revenues and certain expenses.

 (1)    BACKGROUND

        The Combined Statement of Revenues and Certain Expenses (Combined Statement) has been included for certain properties (Certain Acquisition Properties) which were acquired by Bradley Real Estate, Inc. The properties are as follows:

                      Property                       Date Acquired
                      --------                       -------------
                Westchester Square                  October 31, 1997
                Westview Valu Center                December 10, 1997
                Central Valu Center                 December 10, 1997
                Elk Park                            December 10, 1997

        Westchester is located in Lenexa, Kansas. It consists of approximately 159,000 square feet of gross leasable area and was approximately 92% occupied at December 31, 1996.

        Westview Valu Center is located in St. Paul, Minnesota. It consists of approximately 163,000 square feet of gross leasable area and was approximately 90% occupied at December 31, 1996.

        Central Valu Center is located in Columbia Heights, Minnesota. It consists of approximately 123,000 square feet of gross leasable area and was 100% occupied at December 31, 1996.

        Elk Park is located in Elk River, Minnesota. It consists of approximately 155,000 square feet of gross leasable area and was 88% occupied at December 31, 1996.


(2)     BASIS OF PRESENTATION

        The Combined Statement has been prepared for the purpose of complying with Rule 3.14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Form 8-K of Bradley Real Estate, Inc. and is not intended to be a complete presentation of Certain Acquisition Properties' revenues and expenses. The Combined Statement has been prepared on the accrual basis of accounting and requires management of Certain Acquisition Properties to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

        Certain expenses which may not be comparable to the expenses expected to be incurred in the proposed future operations of the properties have been excluded. Expenses excluded consist of interest, depreciation and amortization, professional fees, and management fees.


 (3)    REVENUES

        Each property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. Certain of the leases include provisions under which the property is reimbursed for certain common area, real estate, and insurance costs. Operating expenses and real estate tax recoveries reflected in the combined statement of revenues and certain expenses include amounts due for 1996 expenses for which the tenants have not yet been billed. In addition, certain leases provide for payment of contingent rentals based on a percentage applied to the amount by which the tenant's sales, as defined, exceed predetermined levels. Certain leases contain renewal options for various periods at various rental rates.

        Base rentals are reported as income over the lease term as they become receivable under the provisions of the leases. However, when rentals vary from a straight-line basis due to short-term rent abatements or escalating rents during the lease term, the income is recognized based on effective rental rates. Related adjustments increased base rental income by approximately $100,000 for the year ended December 31, 1996.

        Minimum rents to be received from tenants under operating leases in effect at December 31, 1996 are approximately as follows:


================================================================================
           Year                                    Amount
--------------------------------------------------------------------------------
           1997                               $   3,791,000
           1998                                   3,733,000
           1999                                   3,140,000
           2000                                   2,075,000
           2001                                   1,885,000
           Thereafter                            12,974,000
================================================================================

                            BRADLEY REAL ESTATE, INC.

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 1997
                                   (UNAUDITED)

         Subsequent to September 30, 1997, the Company sold a shopping center, utilizing the proceeds to pay-down the line of credit, and acquired six shopping centers, including a portfolio of three shopping centers from one seller for approximately $33,256,000 with cash provided by the line of credit, the assumption of a $9,800,000 non-recourse mortgage note, and the issuance of a $930,000 (net of a $70,000 discount) promissory note. The remaining three shopping centers were funded with cash provided by the line of credit, for an aggregate purchase price of approximately $22,034,000. In addition, as of December 19, 1997, the Company has entered into contracts for the purchase of an additional six shopping centers in separate transactions for an estimated total acquisition price of approximately $44,722,000. Two of the six shopping centers are expected to be purchased for approximately $22,639,000 through the issuance of limited partner units ("LP Units"), the assumption of a $8,735,000 non-recourse mortgage note, and the payoff at closing of a mortgage note in the amount of $2,471,000 with cash provided by the line of credit. Another of the six shopping centers is expected to be purchased for approximately $4,692,000 with cash provided by the line of credit and the assumption of a $2,958,000 non-recourse mortgage note. The remaining three shopping centers are expected to be purchased for approximately $17,391,000 with cash provided by the line of credit. Although the Company deems such acquisitions as probable, there can be no assurance that the acquisition of any of such properties will be consummated, or that the acquisition price will approximate those currently estimated. Further, there can be no assurance that the method of financing such acquisitions will be as currently estimated.

         On December 1, 1997, and December 10, 1997, the Company completed the public offerings of 990,000 shares and 300,000 shares of Common Stock, respectively, at prices to the public of $20.375 per share and $20.50 per share, respectively (together, the "December 1997 Offerings"). Net proceeds of approximately $25,200,000 (net of offering costs of $237,000) were used to reduce outstanding borrowings under the line of credit.

         This unaudited Pro Forma Condensed Consolidated Balance Sheet is presented as if the acquisitions, including the probable acquisitions, the disposition and the December 1997 Offerings occurring subsequent to September 30, 1997, had been completed on September 30, 1997. In the opinion of management, all adjustments necessary to reflect the effects of these transactions have been made.

         This unaudited Pro Forma Condensed Consolidated Balance Sheet is prepared for comparative purposes only and is not necessarily indicative of what the actual financial position of the Company would have been at September 30, 1997, nor does it purport to represent the future financial position of the Company. This unaudited Pro Forma Condensed Consolidated Balance Sheet should be read in conjunction with, and is qualified in its entirety by, the respective historical financial statements and notes thereto of the Company.

                           BRADLEY REAL ESTATE, INC.

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 1997
                                   (UNAUDITED)
                             (DOLLARS IN THOUSANDS)


                                                                             Property Adjustments

                                                                         Acquisition    Disposition    December 1997
                                                          Historical    Adjustments(A) Adjustments(A)  Offerings(B)       Pro Forma
                                                          ----------    -------------- --------------  ------------       ---------
ASSETS
------
Real estate investments - at cost .................       $ 575,599        $100,012       $    --        $      --        $ 675,611
Accumulated depreciation and amortization .........         (38,533)             --            --               --          (38,533)
                                                          ---------        --------       -------        ---------        ---------
Net real estate investments .......................         537,066         100,012                             --          637,078
Real estate investments held for sale .............          10,005              --        (1,564)              --            8,441
Other assets:
   Cash and cash equivalents ......................           4,404              --           (48)              --            4,356
   Rents and other receivables, net of allowance
     for doubtful accounts of $2,437 ..............          12,249              --            (1)              --           12,248
   Deferred charges, net and other assets .........          14,146              --           (28)              --           14,118
                                                          ---------        --------       -------        ---------        ---------
     Total assets .................................         577,870         100,012        (1,641)              --          676,241
                                                          =========       =========       =======        =========        =========
LIABILITIES AND SHARE OWNERS' EQUITY
Mortgage loans ....................................         128,711          21,493            --               --          150,204
Line of credit ....................................         121,800          66,156        (2,481)         (25,200)         160,275
Accounts payable, accrued expenses
  and other liabilities ...........................          19,898             930            16               --           20,844
                                                          ---------        --------       -------        ---------        ---------
     Total liabilities ............................         270,409          88,579        (2,465)         (25,200)         331,323
                                                          ---------        --------       -------        ---------        ---------
Minority interest .................................          14,472          11,433            --               --           25,905
                                                          ---------        --------       -------        ---------        ---------
Shares of common stock ............................             217              --            --               13              230
Additional paid-in capital ........................         303,080              --            --           25,187          328,267
Distributions in excess of accumulated earnings ...         (10,308)             --           824               --           (9,484)
                                                          ---------       ---------       -------        ---------        ---------
     Total share owners' equity ...................         292,989              --           824           25,200          319,013
                                                          ---------       ---------       -------        ---------        ---------
     Total liabilities and share owners' equity ...       $ 577,870       $ 100,012       $(1,641)       $      --        $ 676,241
                                                          =========       =========       =======        =========        =========

EXPLANATORY NOTES

(A) Adjustments represent acquisitions and dispositions of properties subsequent to September 30, 1997 that have been completed, or that are probable of completion.

(B) Adjustments represent the issuances of 990,000 and 300,000 shares of common stock subsequent to September 30, 1997, and the application of the net proceeds to reduce outstanding borrowings on the line of credit.

                           BRADLEY REAL ESTATE, INC.
              PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                                   (UNAUDITED)

        During the period from January 1, 1997 to September 30, 1997, the Company sold two shopping centers, utilizing the net proceeds to pay-down the line of credit, and acquired fourteen shopping centers. Eleven shopping centers were acquired for a total purchase price of approximately $69.1 million with cash provided by the bank line of credit. One shopping center was acquired for approximately $4.8 million with cash provided by the line of credit and the assumption of a $3.8 million non-recourse mortgage note. One shopping center was acquired for approximately $5.4 million via the issuance of 281,300 limited partnership units ("LP Units") in Bradley Operating Limited Partnership, and another shopping center was purchased for approximately $16.3 million through the issuance of 478,619 LP Units and the assumption of a $6.9 million non-recourse mortgage note which was paid-off in full at closing with cash drawn from the line of credit.

        Between September 30, 1997 and December 19, 1997, the Company sold an additional shopping center, utilizing the proceeds to pay-down the line of credit, and acquired six shopping centers, including a portfolio of three shopping centers from one seller for approximately $33,300,000 with cash provided by the line of credit, the assumption of a $9,800,000 non-recourse mortgage note, and the issuance of a $1,000,000 promissory note. The remaining three shopping centers were funded with cash provided by the line of credit, for an aggregate purchase price of approximately $22,000,000. In addition, as of December 19, 1997, the Company has entered into contracts for the purchase of an additional six shopping centers in separate transactions for an estimated total acquisition price of approximately $44,722,000. Two of the six shopping centers are expected to be purchased for approximately $22,639,000 through the issuance of LP Units, the assumption of a $8,735,000 non-recourse mortgage note, and the payoff at closing of a mortgage note in the amount of approximately $2,471,000 with cash provided by the line of credit. Another of the six shopping centers is expected to be purchased for approximately $4,692,000 with cash provided by the line of credit and the assumption of a $2,958,000 non-recourse mortgage note. The remaining three shopping centers are expected to be purchased for approximately $17,391,000 with cash provided by the line of credit. Although the Company deems such acquisitions as probable, there can be no assurance that the acquisition of any of such properties will be consummated, or that the acquisition price will approximate those currently estimated. Further, there can be no assurance that the method of financing such acquisitions will be as currently estimated.

         On December 1, 1997, and December 10, 1997, the Company completed the public offerings of 990,000 shares and 300,000 shares of Common Stock, respectively, at prices to the public of $20.375 per share and $20.50 per share, respectively (together, the "December 1997 Offerings"). Net proceeds of approximately $25,200,000 (net of offering costs of $237,000) were used to reduce outstanding borrowings under the line of credit.

        The unaudited Pro Forma Condensed Consolidated Statement of Income is presented as if the acquisitions, the dispositions and the December 1997 Offerings described above had been consummated on January 1, 1996, and with the Company qualifying as a real estate investment trust ("REIT") distributing all of its taxable income and, therefore, incurring no federal income tax expense during the period January 1, 1997 through September 30, 1997. In the opinion of management, all adjustments necessary to reflect the effects of these transactions have been made.

        For purposes of this unaudited Pro Forma Condensed Consolidated Statement of Income, "Certain Acquisition Properties" represents those properties for which the Company has furnished a Combined Statement of Revenues and Certain Expenses in accordance with Rule 3.14 of the Securities and Exchange Commission Regulation S-X.

        This unaudited Pro Forma Condensed Consolidated Statement of Income is presented for comparative purposes only and is not necessarily indicative of what the actual results of operations of the Company would have been for the period presented, nor does it purport to represent the results to be achieved in future periods. This unaudited Pro Forma Condensed Consolidated Statement of Income should be read in conjunction with, and is qualified in its entirety by, the respective historical financial statements and notes thereto of the Company.

                           BRADLEY REAL ESTATE, INC.
              PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                                   (UNAUDITED)
                  (Dollars in thousands, except per share data)

                                                             Acquisition Properties
                                                             ----------------------
                                                                Prior       Current     Disposition     Other
                                              Historical      Report(A)     Report(B)  Properties(C)  Adjustments          Pro Forma
                                              ----------      ---------     ---------  -------------  -----------          ---------
Revenues:
   Rental income .......................       $ 69,922        $5,917       $10,507       $(2,101)       $    --           $ 84,245
   Other income ........................          1,093             5           143           (11)            --              1,230
                                               --------        ------       -------       -------        -------           --------
     Total revenue .....................         71,015         5,922        10,650        (2,112)            --             85,475
                                               --------        ------       -------       -------        -------           --------
Expenses:
   Operations, maintenance and
     management ........................         10,478           814         1,695          (513)            --             12,474
   Real estate taxes ...................         13,652           851         1,990          (536)                           15,957
   Mortgage and other interest .........         11,593            --            --            --          5,484(D)          17,077
   Administrative and general ..........          3,795            --            --            --             --              3,795
   Depreciation and amortization .......         12,099            --            --            --          2,160(E)          14,259
                                               --------        ------       -------       -------        -------           --------
     Total expenses ....................         51,617         1,665         3,685        (1,049)         7,644             63,562
                                               --------        ------       -------       -------        -------           --------

Income before gain on sale and
   provision for loss on real
   estate investments ..................         19,398         4,257         6,965        (1,063)        (7,644)            21,913
Gain on sale of property ...............          3,073            --            --        (3,073)            --                 --
Provision for loss on real estate
   investment ..........................         (1,300)           --            --         1,300             --                 --
                                               --------        ------       -------       -------        -------           --------
Income before allocation to
   minority interest ...................         21,171         4,257         6,965        (2,836)        (7,644)            21,913
Income allocated to minority
   interest ............................           (658)           --            --            --           (796)(F)         (1,454)
                                               --------        ------       -------       -------        -------           --------
Net income .............................       $ 20,513        $4,257       $ 6,965       $(2,836)       $(8,440)          $ 20,459
                                               ========        ======       =======       =======        =======           ========


Net income per weighted average
   share outstanding ...................       $   0.95                                                                    $   0.89
                                               ========                                                                    ========

Weighted average shares
   outstanding .........................     21,671,144                                                                  22,961,144

Explanatory Notes

(A) Increase represents historical operating revenues and expenses on properties acquired in 1997, or probable of acquisition subsequent to September 30, 1997, as previously reported by the Company on Form 8-K dated September 30, 1997, updated for the period from January 1, 1997 to the earlier of the respective dates of acquisition or September 30, 1997.

(B) Increase represents historical operating revenues and expenses on properties acquired in 1997, or probable of acquisition subsequent to September 30, 1997, reported in this Form 8-K for the period from January 1, 1997 to the earlier of the respective dates of acquisition or September 30, 1997.

                                                   Operations,          Real
                          Rental        Other      Maintenance        Estate
                          Income        Income  and Management         Taxes
                         -------       -------  --------------        ------
Certain Acqusition
 Properties              $ 4,602          $127          $625          $1,144
Other Properties           5,905            16         1,070             846
                         -------       -------       -------          ------
                         $10,507          $143        $1,695          $1,990
                         =======       =======       =======          ======

(C) Decrease represents the elimination of historical operating revenues and expenses, gains and provision for loss for the nine months ended September 30, 1997 for the properties disposed during 1997 for the period during which the Company owned such properties.

(D) Mortgage and other interest has been increased to reflect the pro forma borrowings for property acquisitions for the period during which the Company did not own such properties, net of the reduction for the application of net proceeds from property dispositions and the December 1997 Offerings to pay down the line of credit for the period during which the Company owned such properties, and for the period preceding the December 1997 Offerings, at an interest rate of 7.000%, which was the Company's approximate borrowing rate at December 19, 1997. A 0.125% change in the variable rate would result in a change in the pro forma interest adjustment of approximately $87,000.

               Increase in interest expense attributable
                to acquisition activities                           $  7,335
               Decrease in interest expense attributable
                to disposition activities                               (528)
               Decrease in interest expense attributable
                to the December 1997 Offerings                        (1,323)
                                                                    --------
               Pro forma adjustment                                 $  5,484
                                                                    ========

(E) Depreciation and amortization has been increased to give effect to recording the property acquisitions (including probable acqusitions) over a depreciable life of 39 years, for the period which the Company did not own such properties, net of the reduction for properties disposed for the period which the Company owned such properties, as follows:
                                      F-10

               Increase in depreciation and amortization
                attributable to acquisition activities              $  2,281
               Decrease in depreciation and amortization
                attributable to disposition activities                  (121)
                                                                    --------
               Pro forma adjustment                                 $  2,160
                                                                    ========

(F) Increase in the income allocated to minority interest reflects the pro forma issuance of 1,321,048 LP Units during the period (using the December 19, 1997 stock price of $20.375 for two probable acquisitions) in connection with the acquisitions of four properties as if such acquisitions occurred as of the beginning of the period presented.

               Pro forma weighted average shares                    22,961,144
               Pro forma weighted average LP Units                   1,632,049
                                                                    -----------
               Total pro forma shares & LP Units                    24,593,193
                                                                    ==========

               Pro forma income before allocation
                to minority interest                               $21,913,000
                                                                   -----------

               Pro forma income allocated to minority
                interest                                            (1,454,000)
               Historical income allocated to minority
                interest                                               658,000
                                                                   -----------
               Pro forma adjustment                                $  (796,000)
                                                                   ===========

                            BRADLEY REAL ESTATE, INC.
              PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                                   (UNAUDITED)

         During the period from January 1, 1996 to September 30, 1997, the Company acquired sixteen shopping centers and sold two shopping centers and a ground lease. Twelve of the sixteen shopping centers were acquired for cash with financing provided by the bank line of credit. One shopping center was acquired with cash provided by the line of credit and the assumption of a $3,800,000 non-recourse mortgage note, and two shopping centers were acquired via the issuance of 281,300 and 478,619 limited partner units ("LP Units") each. The sale of its interest in a ground lease was structured as a "like-kind" exchange for federal income tax purposes, acquiring a shopping center as a replacement property in the exchange. Since the net proceeds from the sale were greater than the net purchase price of the property acquired, the excess proceeds were used to pay down the line of credit. The net sales price for the two shopping centers sold were also used to pay down the line of credit.

         On March 15, 1996, the Company completed the acquisition of Tucker Properties Corporation (the "Tucker Acquisition"). The acquisition was consummated through the issuance of approximately 7.4 million shares of Company Common Stock valued at $13.96 per share, and was accounted for using the purchase method of accounting. Tucker held title to all of its properties through two partnerships; eight properties through Tucker Operating Limited Partnership ("TOP"), in which Tucker had a 95.9% general partnership interest, and six properties through Tucker Financing Partnership ("TFP"), a general partnership of which TOP owned 99% and a wholly-owned Tucker corporate subsidiary owned the remaining 1%. Upon the acquisition of Tucker, the Company succeeded to Tucker's interest in TOP, TFP and the wholly-owned Tucker corporate subsidiary, and the name "Bradley" was substituted for "Tucker" in each subsidiary and partnership.

         In November 1996, the Company completed a public offering of 2,875,000 shares of Common Stock (including shares issued pursuant to the exercise of the underwriter overallotment option) at a price of $16.50 per share (the "November 1996 Offering"). Net proceeds from the November 1996 Offering, approximately $44,851,000 (net of offering costs of $2,618,000), were used to reduce outstanding borrowings under the line of credit. On December 1, 1997, and December 10, 1997, the Company completed the public offerings of 990,000 shares and 300,000 shares of Common Stock, respectively, at prices to the public of $20.375 per share and $20.50 per share, respectively (together, the "December 1997 Offerings"). Net proceeds of approximately $25,200,000 (net of offering costs of $237,000) were used to reduce outstanding borrowings under the line of credit.

         During the period from January 1, 1997 to September 30, 1997, the Company sold two shopping centers, utilizing the net proceeds to pay-down the line of credit, and acquired fourteen shopping centers. Eleven shopping centers were acquired for a total purchase price of approximately $69.1 million with cash provided by the bank line of credit. One shopping center was acquired for approximately $4.8 million with cash provided by the line of credit and the assumption of a $3.8 million non-recourse mortgage note. One shopping center was acquired for approximately $5.4 million via the issuance of 281,300 LP Units in Bradley Operating Limited Partnership, and another shopping center was purchased for approximately $16.3 million through the issuance of 478,619 LP Units and the assumption of a $6.9 million non-recourse mortgage note which was paid-off in full at close with cash drawn from the line of credit.

         Between September 30, 1997 and December 19, 1997, the Company sold an additional shopping center, utilizing the proceeds to pay-down the line of credit, and acquired six shopping centers, including a portfolio of three shopping centers from one seller for approximately $33.3 million with cash provided by the line of credit, the assumption of a $9.8 million non-recourse mortgage note, and the issuance of a $1.0 million promissory note. The remaining three shopping centers were funded with cash provided by the line of credit, for an aggregate purchase price of approximately $22.0 million.

         In addition, as of December 19, 1997, the Company has entered into contracts for the purchase of an additional six shopping centers in separate transactions for an estimated total acquisition price of approximately $44,722,000. Two of the six shopping centers are expected to be purchased for approximately $22,639,000 through the issuance of LP Units, the assumption of a $8,735,000 non-recourse mortgage note, and the payoff at closing of a mortgage note in the amount of approximately $2,471,000 with cash provided by the line of credit. Another of the six shopping centers is expected to be purchased for approximately $4,692,000 with cash provided by the line of credit and the assumption of a $2,958,000 non-recourse mortgage note. The remaining three shopping centers are expected to be purchased for approximately $17,391,000 with cash provided by the line of credit. Although the Company deems such acquisitions as probable, there can be no assurance that the acquisition of any of such properties will be consummated, or that the acquisition price will approximate those currently estimated. Further there can be no assurance that the method of financing such acquisitions will be as currently estimated.

         The unaudited Pro Forma Condensed Consolidated Statement of Income is presented as if the November 1996 Offering, the December 1997 Offerings, the acquisitions, the dispositions, and the "like-kind" exchange described above had been consummated on January 1, 1996, and as if the Tucker Acquisition had occurred on January 1, 1996, and with the Company qualifying as a REIT distributing all of its taxable income and, therefore, incurring no federal income tax expense during the period January 1, 1996 through June 30, 1997. In the opinion of management, all adjustments necessary to reflect the effects of these transactions have been made.

         For purposes of this unaudited Pro Forma Condensed Consolidated Statement of Income, "Certain Acquisition Properties" represents those properties for which the Company has furnished a Combined Statement of Revenues and Certain Expenses in accordance with Rule 3.14 of the Securities and Exchange Commission Regulation S-X.

         This unaudited Pro Forma Condensed Consolidated Statement of Income is presented for comparative purposes only and is not necessarily indicative of what the actual results of operations of the Company would have been for the period presented, nor does it purport to represent the results to be achieved in future periods. This unaudited Pro Forma Condensed Consolidated Statement of Income should be read in conjunction with, and is qualified in its entirety by, the respective historical financial statements and notes thereto of the Company.

                           BRADLEY REAL ESTATE, INC.
              PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                                   (UNAUDITED)
                  (Dollars in thousands, except per share data)

                                                                      Acquisition Properties
                                                           Tucker       Prior     Current    Disposition    Other
                                            Historical Acquisition(A) Report(B)   Report(C) Properties(D) Adjustments     Pro Forma
                                            ---------- -------------- ---------   --------- ------------- -----------     ---------
Revenues:
      Rental income                          $ 77,512        $8,075    $14,518    $12,483    $ (5,300)     $     --       $ 107,288
      Other income                              1,327           146         26         79         (62)           --           1,516
                                             --------        ------    -------    -------    --------      --------       ---------
      Total revenue                            78,839         8,221     14,544     12,562      (5,362)           --         108,804
                                             --------        ------    -------    -------    --------      --------       ---------

Expenses:
      Operations, maintenance and
        management                             12,949         1,491      1,814      1,837      (1,062)           --          17,029
      Real estate taxes                        16,787         1,993      2,413      2,124      (1,151)           --          22,166
      Mortgage and other interest              13,404         2,574         --         --          --         6,667(E)       22,645
      Administrative and general                3,532            --         --         --          --            --           3,532
      Corporate office relocation                 409            --         --         --          --            --             409
      Write-off of deferred financing
        and acquisition costs                     344            --         --         --          --            --             344
      Depreciation and amortization            13,286         1,336         --         --          --         3,688(F)       18,310
                                             --------        ------    -------    -------    --------      --------       ---------
      Total expenses                           60,711         7,394      4,227      3,961      (2,213)       10,355          84,435
                                             --------        ------    -------    -------    --------      --------       ---------

Income before gain on sale of
      property                                 18,128           827     10,317      8,601      (3,149)      (10,355)         24,369
Gain on sale of property                        9,379            --         --         --      (9,379)           --              --
                                             --------        ------    -------    -------    --------      --------       ---------
Income before allocation to
      minority interest                        27,507           827     10,317      8,601     (12,528)      (10,355)         24,369
Income allocated to minority
      interest                                   (285)           --         --         --          --        (1,339)(G)      (1,624)
                                             --------        ------    -------    -------    --------      --------       ---------
Net income                                   $ 27,222        $  827    $10,317    $ 8,601    $(12,528)     $(11,694)      $  22,745
                                             ========        ======    =======    =======    ========      ========       =========

Net income per weighted average
      share outstanding                      $   1.54                                                                     $    1.00
                                             ========                                                                     =========

Weighted average shares
      outstanding                          17,619,546                                                                     22,855,207


Explanatory Notes

(A) Increase represents historical operating revenues and expenses for the year ended December 31, 1996 for Tucker for the period preceding the Tucker Acquisition.

(B) Increase represents historical operating revenues and expenses on properties acquired in 1996 or 1997, or probable of acquisition subsequent to September 30, 1997, as previously reported by the Company on Form 8-K dated September 30, 1997, for the period from January 1, 1996 to December 31, 1996, for the period during which the Company did not own such properties.

(C) Increase represents historical operating revenues and expenses on properties acquired in 1997, or probable of acquisition subsequent to September 30, 1997, reported in this Form 8-K for the period from January 1, 1996 to December 31, 1996.

                                                                 Operations,
                                  Rental          Other           Maintenance         Real Estate
                                  Income         Income         and Management          Taxes
                                 ----------      --------     -------------------   -------------
Certain Acqusition
Properties                         $ 5,481           $35             $  719               $1,202
Other Properties                     7,002            44              1,118                  922
                                 ----------      --------       -----------         ------------
                                   $12,483           $79             $1,837               $2,124
                                 ==========      ========       ============        ============

(D) Decrease represents the elimination of historical operating revenues and expenses, gains and provision for loss for the year ended December 31, 1996 for the properties disposed during 1996 and 1997 for the period during which the Company owned such properties.

(E) Mortgage and other interest has been increased to reflect the borrowings estimated for property acquisitions and probable acquisitions during 1997 and 1996 for the period which the Company did not own such properties, net of the reduction for the application of net proceeds from property dispositions during 1997 and 1996 and the December 1997 Offerings and the November 1996 Offering to pay down the line of credit, for the period during which the Company owned such properties, and for the period preceding the December 1997 Offerings and the November 1996 Offering at an interest rate of 7.000%, which was the Company's approximate borrowing rate at December 19, 1997. A 0.125% change in the variable rate would result in a change in the pro forma interest adjustment of approximately $104,000.

                Increase in interest expense attributable
                 to acquisition activities                           $ 12,509
                Decrease in interest expense attributable
                 to disposition activities                             (1,437)
                Decrease in interest expense attributable
                 to the December 1997 Offerings and the
                 November 1996 Offering                                (4,405)
                                                                     --------
                Pro forma adjustment                                 $  6,667
                                                                     ========

(F) Depreciation and amortization has been increased to give effect to recording the property acquisitions during 1997 (including probable acquisitons) and 1996 using a depreciable life of 39 years for the period which the Company did not own such properties, net of the reduction for properties disposed during 1997 and 1996 for the period which the Company owned such properties as follows:

                 Increase in depreciation and amortization
                  attributable to acquisition activities              $  4,008
                 Decrease in depreciation and amortization
                  attributable to disposition activities                  (320)
                                                                      --------
                 Pro forma adjustment                                 $  3,688
                                                                      ========

(G) Increase in the income allocated to minority interest reflects the pro forma issuance of 1,632,049 LP Units since January 1, 1996 (using the December 19, 1997 stock price of $20.375 for two probable acquisitions) in connection with the acquisitions of five properties as if such acquisitions occurred as of the beginning of the period presented.

                  Pro forma weighted average shares                22,855,207
                  Pro forma weighted average LP Units               1,632,049
                                                                   ----------
                  Total pro forma shares & LP Units                24,487,256
                                                                   ==========

                  Pro forma income before allocation
                   to minority interest                          $ 24,369,000
                                                                 ------------

                  Pro forma income allocated to minority
                   interest                                        (1,624,000)
                  Historical income allocated to minority
                   interest                                           285,000
                                                                 ------------
                  Pro forma adjustment                           $ (1,339,000)
                                                                 ============